Because the electronic format for filing Form N-SAR does not provide adequate space for responding to Items 15A through 15E correctly, the correct answers are as follows:


                Member Nat'l                Foreign      Insurance Co.
Bank            Sec. Exch.     Self         Custodian    Sponsor
Sec. 17(f)(1)   Rule 17f-1     Rule 17f-2   Rule 17f-5   Rule 26a-2      Other
-------------   ------------   ----------   ----------   -------------   -----
      						X

15.A) Custodian/Subcustodian: HVB Bank Serbia and Montenegro a.d. - Belgrade 15.B) Is this a Custodian or Sub-custodian? (C/S) : S
15.C) City: Belgrade    State:      Zip Code:      Zip Ext:
15.D) Foreign Country: Serbia     Foreign Postal Code:
15.E) Mark ONE of the following with an 'X':

TYPE OF CUSTODY

                Member Nat'l                Foreign      Insurance Co.
Bank            Sec. Exch.     Self         Custodian    Sponsor
Sec. 17(f)(1)   Rule 17f-1     Rule 17f-2   Rule 17f-5   Rule 26a-2      Other
-------------   ------------   ----------   ----------   -------------   -----
      						X

15.A) Custodian/Subcustodian: 	Barclays Bank of Zimbabwe Limited
15.B) Is this a Custodian or Sub-custodian? (C/S) : S
15.C) City: Harare      State:      Zip Code:      Zip Ext:
15.D) Foreign Country: Zimbabwe     Foreign Postal Code:
15.E) Mark ONE of the following with an 'X':

TYPE OF CUSTODY


                Member Nat'l                Foreign      Insurance Co.
Bank            Sec. Exch.     Self         Custodian    Sponsor
Sec. 17(f)(1)   Rule 17f-1     Rule 17f-2   Rule 17f-5   Rule 26a-2      Other
-------------   ------------   ----------   ----------   -------------   -----
      						X